Exhibit 99

Draft News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX REPORTS FISCAL THIRD QUARTER 2021 FINANCIAL RESULTS

●	Improved Financial Performance Driven by Strong Sequential Growth at Electronics, Scientific and Specialty Segments
●	Divested Enginetics Corporation, In Line with Long-Term Growth Strategy
●	Solid Cash Flow Generation Complemented by Significant Financial Flexibility
●	Expect Sequentially Stronger Fiscal Fourth Quarter 2021 Financial Performance

SALEM, NH – May 6, 2021 – Standex International Corporation (NYSE:SXI) today reported financial results for the third quarter of fiscal year 2021 ending March 31, 2021.

Summary Financial Results
($M except EPS and Dividends)	3Q21[1]	3Q20	2Q21	Y/Y	Q/Q
Net Sales	$172.2	$155.5	$156.3	10.8%	10.2%
Operating Income – GAAP	$5.7	$16.9	$16.7	-66.6%	-66.2%
Operating Income – Adjusted	$21.0	$17.6	$17.8	19.2%	17.9%
Net Income from Continuing Ops.- GAAP	$1.8	$12.1	$12.0	-85.4%	-85.4%
Net Income from Continuing Ops.- Adjusted	$14.6	$11.9	$12.9	22.6%	13.1%

EBITDA	$13.7	$25.4	$25.1	-46.2%	-45.6%
EBITDA margin	7.9%	16.3%	16.1%	-840 bps	-820 bps
Adjusted EBITDA	$29.0	$26.1	$26.2	11.2%	10.8%
Adjusted EBITDA margin	16.9%	16.8%	16.8%	+ 10 bps	+10 bps

Diluted EPS – GAAP	$0.14	$0.97	$0.98	-85.6%	-85.7%
Diluted EPS – Adjusted	$1.19	$0.96	$1.05	24.0%	13.3%
Dividends per share	$0.24	$0.22	$0.24	9.1%	0.0%

Free Cash Flow	$12.4	$7.3	$17.0	69.5%	-27.3%
Net Debt to EBITDA	0.8x	1.0x	0.9x	-13.7%	-11.8%

1Fiscal third quarter 2021 adjusted results exclude pre-tax charges of $14.6 million with approximately $13 million non-cash charges attributable to goodwill and other intangible assets associated with the divestiture of Enginetics Corporation. See appendix for reconciliation of GAAP to non-GAAP measures.

Third Quarter Fiscal 2021 Results

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We are very pleased with our third quarter results which were ahead of our expectations as our Electronics, Scientific and Specialty Solutions segments all reported strong sequential growth. These demand trends were complemented by ongoing productivity and efficiency initiatives and strengthening of our financial flexibility supported by our consistent free cash flow generation. We expect our momentum to continue with stronger financial performance in fiscal fourth quarter 2021.

“From a growth perspective, Electronics segment demand in end markets such as electric vehicles and renewable energy continued on a favorable trajectory with segment backlog realizable in under one year increasing approximately 26% sequentially. Scientific segment growth continued to benefit from demand for COVID-19 vaccine storage and we remain on plan to achieve the high end of our initial guidance of $10 million to $20 million for COVID-19 related sales. In addition, many of our other end markets such as commercial aviation, food service and refuse are also showing sequential recovery.

“Strategically, we continue to further position Standex around platforms which strengthen our customer value proposition and financial performance. During the third quarter, we announced the sale of Enginetics which allows our Engineering Technologies team to increase its focus on the higher growth and margin opportunities of its core spin forming solutions business that serves the space, commercial aviation, and defense end markets. In addition, at the Electronics segment our focus on mitigating material inflation and improving our cost position through changes in reed switch production and material substitution continues to progress. We remain on track to substantially complete this transition by the end of fiscal 2022.

“Our financial profile also further strengthened in the third quarter and we continue our opportunistic approach to investing in our active pipeline of organic and inorganic growth opportunities. We reported free cash flow of $12.4 million and have generated a 92% free cash flow to net income conversion rate through the first nine months of fiscal 2021 as working capital performance continues to improve. At quarter-end, the Company had approximately $209 million in available liquidity and a net debt to adjusted EBITDA ratio of 0.8x. We also repatriated approximately $6 million of foreign cash in the quarter and are on track for our target of repatriating about $35 million in fiscal 2021,” concluded Dunbar.

Outlook

In fiscal fourth quarter 2021, the Company expects a slight to moderate revenue increase compared to fiscal third quarter 2021. Organic growth should more than offset the approximately $4 million of revenue associated with the Enginetics business divested at the end of the third quarter. The Company expects a significant operating margin improvement compared to fiscal third quarter 2021 results.

From a revenue perspective, Electronics, Engraving and Specialty Solutions are all expected to improve sequentially reflecting end market strength in Electronics, the timing of projects at Engraving, and continued end market recovery at Specialty Solutions. Engineering Technologies revenue is expected to be sequentially similar to the fiscal third quarter reflecting growth in commercial aviation, defense, and space offset by the absence of Enginetics sales due to its recent divestiture. Scientific revenue is expected to decrease sequentially due to lower demand for COVID-19 vaccine storage, but still have a significant increase on a year-over-year basis.

From a margin perspective, the Company expects a slight increase sequentially in Electronics operating margin and more significant increases in Engraving and Engineering Technologies operating margins. The Company expects a moderate decrease in operating margin at Scientific due to lower volume and a slight margin decline at Specialty Solutions associated with material inflation which the Company is seeking to recover through pricing actions.

Third Quarter Segment Operating Performance

Electronics (38% of sales; 44% of segment operating income)

	3Q21	3Q20	% Change
Electronics ($M)
Revenue	$65.1	$48.1	35.4%
Operating Income	12.4	8.0	54.2%
Operating Margin	19.0%	16.7%

Revenue increased approximately $17.0 million or 35.4% year-over-year reflecting a 17.7% organic growth rate with approximately $2.2 million of the total revenue increase or 4.5% related to foreign exchange. Organic revenue growth reflected a broad-based geographical recovery with a strengthening in demand for relays in solar and electric vehicle applications as well as reed switch demand in transportation end markets. The recent Renco acquisition contributed revenue of $6.4 million or approximately 38% of the increase in year-over-year growth.

Operating income increased approximately $4.3 million or 54.2% year-over-year reflecting operating leverage associated with revenue growth, profit contribution from Renco and productivity initiatives partially offset by increased raw material costs.

In fiscal fourth quarter 2021, the company expects a moderate sequential increase in revenue and slight operating margin improvement compared to fiscal third quarter 2021 due to a broad-based end market recovery, including further growth for relays in solar and electronic vehicle applications.

Engraving (21% of sales; 16% of segment operating income)

	3Q21	3Q20	% Change
Engraving ($M)
Revenue	$36.0	$35.4	1.7%
Operating Income	4.5	4.5	0.8%
Operating Margin	12.5%	12.6%

Revenue increased approximately $0.6 million or 1.7% year-over-year and operating income was similar year-over-year as expected, reflecting a less favorable project mix.

In fiscal fourth quarter 2021, the Company expects a slight revenue and more significant operating margin increase compared to fiscal third quarter 2021. The expected sequential improvement in operating margin reflects a more favorable geographic mix, project timing, and increased soft trim product demand leveraged over productivity and cost initiatives.

Scientific (14% of sales; 21% of segment operating income)

	3Q21	3Q20	% Change
Scientific ($M)
Revenue	$24.2	$14.7	65.1%
Operating Income	5.8	3.2	81.1%
Operating Margin	24.0%	21.8%

Revenue increased approximately $9.6 million or 65.1% year-over-year, reflecting continued positive trends at pharmaceutical channels, clinical laboratories, and academic institutions mostly attributable to demand for COVID-19 vaccine storage. Operating income increased $2.6 million or 81.1% year-over-year, reflecting the volume increase balanced with investments to support future growth opportunities.

In fiscal fourth quarter 2021, the Company expects a moderate sequential decrease in revenue and margin reflecting lower demand for COVID-19 vaccine storage and higher freight costs.

Engineering Technologies (11% of sales; 4% of segment operating income)

	3Q21	3Q20	% Change
Engineering Technologies ($M)
Revenue	$20.0	$26.7	-25.4%
Operating Income	1.2	3.1	-59.8%
Operating Margin	6.2%	11.6%

Revenue decreased $6.7 million and operating income was $1.9 million lower year-over-year, a 25.4% and 59.8% decrease year-over-year, respectively. On a year-over-year basis, fiscal third quarter 2021 results reflected the economic impact of COVID-19 on the commercial aviation markets and project timing in space and energy segments partially offset by growth in defense end markets.

In fiscal fourth quarter 2021, the Company expects revenue on a sequential basis to be similar to the prior quarter with strength in commercial aviation, defense and space balanced with the absence of Enginetics contribution due to its divestiture at the end of fiscal third quarter 2021. The Company expects a significant increase in operating margin reflecting a continued broad-based end market recovery and favorable mix complemented by ongoing productivity initiatives.

Specialty Solutions (16% of sales; 15% of segment operating income)

	3Q21	3Q20	% Change
Specialty Solutions ($M)
Revenue	$26.9	$30.6	-11.9%
Operating Income	4.3	4.9	-12.9%
Operating Margin	15.8%	16.0%

On a year-over-year basis, Specialty Solutions revenue decreased approximately $3.7 million or 11.9% year-over-year with an operating income decline of $0.6 million or 12.9%. The decrease primarily reflected the economic impact of the COVID-19 pandemic on the segment’s end markets particularly in food service equipment.

In fiscal fourth quarter 2021, the Company expects a slight sequential increase in revenue as its end markets, particularly in food service and refuse, continue to recover. The Company expects operating margin to slightly decrease sequentially reflecting material inflation which the Company is seeking to recover through pricing actions.

Capital Allocation

●

Share Repurchase: During the fiscal third quarter, the Company repurchased approximately 94,000 shares for $8.6 million.  There is approximately $27 million remaining under the Board's current share repurchase authorization.

●

Capital Expenditures: In fiscal third quarter 2021, Standex’s cash capital expenditures were $5.4 million compared to $5.5 million in the fiscal third quarter of 2020.  Investments were focused on maintenance, safety, and the Company’s highest priority growth initiatives.  The Company expects fiscal year 2021 capital expenditures between approximately $22 million to $25 million compared to a prior range of $25 million to $28 million.

●

Dividends: On April 28, the Company declared a quarterly cash dividend of $0.24 per share, a 9% year-over-year increase.  The dividend is payable on May 25, 2021 to shareholders of record on May 11, 2021.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net debt of $82.1 million at March 31, 2021 compared to $90.9 million at the end of the fiscal second quarter of 2021 and $80.3 million at the end of fiscal 2020.  Net debt for the third quarter of 2021 consisted primarily of long-term debt of $200 million and cash and equivalents of $118.0 of which $81.6 million was held by foreign subsidiaries.

Standex repatriated approximately $5.8 million in fiscal third quarter 2021 and expects to repatriate $35 million in fiscal 2021. The Company’s net debt to Adjusted EBITDA leverage ratio was approximately 0.8x at the end of the fiscal third quarter 2021.

●

Cash Flow:  Net cash provided by continuing operating activities for the three months ended March 31, 2021 was $17.8 million compared to net cash provided by continuing operating activities of $12.8 million in the prior year. The Company generated free cash flow after capital expenditures of $12.4 million compared to free cash flow of $7.3 million in the fiscal third quarter of 2020. The year-over-year increase is primarily a result of improvement in working capital metrics.

Conference Call Details

Standex will host a conference call for investors tomorrow, May 7, 2021 at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through May 7, 2022. To listen to the teleconference playback, please dial (877) 344-7529 in the U.S. or (412) 317-0088 internationally; the passcode is 10154458. The audio playback via phone will be available through May 14, 2021. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, insurance recoveries, discrete tax events, loss on sale of a business unit, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "should," "could," "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company's business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics such as the current coronavirus on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; and our ability to increase manufacturing production to meet demand; and potential changes to future pension funding requirements. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Ademir Sarcevic, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com

Standex International Corporation

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands, except per share data)	2021	2020	2021	2020

Net sales	$172,216	$155,474	$479,797	$465,150
Cost of sales	109,516	102,959	304,344	296,613
Gross profit	62,700	52,515	175,453	168,537

Selling, general and administrative expenses	41,689	34,893	120,758	113,697
Loss on sale of business	14,624	-	14,624	-
Acquisition related costs	255	120	850	1,650
Restructuring costs	482	593	2,478	2,792

Income from operations	5,650	16,909	36,743	50,398

Interest expense	1,317	1,774	4,403	5,820
Other non-operating (income) / expense	306	(238)	73	(566)
Total	1,623	1,536	4,476	5,254

Income from continuing operations before income taxes	4,027	15,373	32,267	45,144
Provision for income taxes	2,269	3,321	8,155	10,229
Net income from continuing operations	1,758	12,052	24,112	34,915

Income (loss) from discontinued operations, net of tax	(331)	(18,375)	(1,588)	(16,562)

Net income (loss)	$1,427	$(6,323)	$22,524	$18,353

Basic earnings per share:
Income (loss) from continuing operations	$0.14	$0.98	$1.98	$2.83
Income (loss) from discontinued operations	(0.03)	(1.49)	(0.13)	(1.34)
Total	$0.11	$(0.51)	$1.85	$1.49

Diluted earnings per share:
Income (loss) from continuing operations	$0.14	$0.97	$1.97	$2.81
Income (loss) from discontinued operations	(0.03)	(1.48)	(0.13)	(1.33)
Total	$0.11	$(0.51)	$1.84	$1.48

Weighted Average Shares Outstanding
Basic	12,136	12,337	12,185	12,348
Diluted	12,253	12,397	12,267	12,413

Standex International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands)	March 31, 2021	June 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$118,040	$118,809
Accounts receivable, net	107,960	98,157
Inventories	90,868	85,031
Prepaid expenses and other current assets	22,647	18,870
Income taxes receivable	11,279	8,194
Current assets- Discontinued Operations	-	2,936
Total current assets	350,794	331,997

Property, plant, equipment, net	129,725	132,533
Intangible assets, net	102,064	106,412
Goodwill	277,902	271,221
Deferred tax asset	16,941	17,322
Operating lease right-of-use asset	39,303	44,788
Other non-current assets	29,609	26,605
Total non-current assets	595,544	598,881

Total assets	$946,338	$930,878

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$66,619	$54,910
Accrued liabilities	59,664	59,929
Income taxes payable	5,658	7,428
Current liabilities- Discontinued Operations	-	610
Total current liabilities	131,941	122,877

Long-term debt	200,117	199,150
Operating lease long-term liabilities	30,488	36,293
Accrued pension and other non-current liabilities	101,139	110,926
Total non-current liabilities	331,744	346,369

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	77,978	72,752
Retained earnings	841,491	827,656
Accumulated other comprehensive loss	(131,043)	(147,659)
Treasury shares	(347,749)	(333,093)
Total stockholders' equity	482,653	461,632

Total liabilities and stockholders' equity	$946,338	$930,878

Standex International Corporation

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended
	March 31,
(In thousands)	2021	2020

Cash Flows from Operating Activities
Net income	$22,524	$18,353
Income (loss) from discontinued operations	(1,588)	(16,562)
Income from continuing operations	24,112	34,915

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	24,843	24,301
Stock-based compensation	5,658	5,285
Non-cash portion of restructuring charge	(538)	(87)
Life insurance benefit	-	(1,302)
Loss on sale of business	14,624	-
Contributions to defined benefit plans	(7,962)	(3,454)
Net changes in operating assets and liabilities	(11,399)	(30,168)
Net cash provided by operating activities - continuing operations	49,338	29,490
Net cash provided by (used in) operating activities - discontinued operations	2,225	(3,559)
Net cash provided by (used in) operating activities	51,563	25,931
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(15,612)	(15,806)
Expenditures for acquisitions, net of cash acquired	(27,406)	-
Proceeds from sale of business	11,678	-
Other investing activity	(1,449)	1,515
Net cash (used in) investing activities from continuing operations	(32,789)	(14,291)
Net cash provided by (used in) investing activities from discontinued operations	-	9,414
Net cash provided by (used in) investing activities	(32,789)	(4,877)
Cash Flows from Financing Activities
Proceeds from borrowings	17,000	106,500
Payments of debt	(17,000)	(92,300)
Contingent consideration payment	-	(872)
Activity under share-based payment plans	1,117	1,577
Purchases of treasury stock	(16,205)	(9,008)
Cash dividends paid	(8,547)	(7,911)
Net cash provided by (used in) financing activities	(23,635)	(2,014)

Effect of exchange rate changes on cash	4,092	(2,888)

Net changes in cash and cash equivalents	(769)	16,152
Cash and cash equivalents at beginning of year	118,809	93,145
Cash and cash equivalents at end of period	$118,040	$109,297

Standex International Corporation

Selected Segment Data

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2021	2020	2021	2020
Net Sales
Electronics	$65,085	$48,069	$180,524	$140,521
Engraving	36,026	35,431	110,377	112,118
Scientific	24,221	14,670	58,777	44,834
Engineering Technologies	19,951	26,730	55,091	77,869
Specialty Solutions	26,933	30,574	75,028	89,808
Total	$172,216	$155,474	$479,797	$465,150

Income from operations
Electronics	$12,364	$8,017	$30,861	$23,892
Engraving	4,510	4,472	16,884	17,925
Scientific	5,803	3,204	14,113	10,965
Engineering Technologies	1,245	3,098	3,076	9,879
Specialty Solutions	4,251	4,879	11,368	14,867
Restructuring	(482)	(593)	(2,478)	(2,792)
Loss on sale of business	(14,624)	-	(14,624)	-
Acquisition related costs	(255)	(120)	(850)	(1,650)
Corporate	(7,162)	(6,048)	(21,607)	(22,688)
Total	$5,650	$16,909	$36,743	$50,398

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
(In thousands, except percentages)	2021	2020	% Change	2021	2020	% Change
Adjusted income from operations and adjusted net income from continuing operations:

Net Sales	$172,216	$155,474	10.8%	$479,797	$465,150	3.1%
Income from operations, as reported	$5,650	$16,909	-66.6%	$36,743	$50,398	-27.1%
Income from operations margin	3.3%	10.9%		7.7%	10.8%
Adjustments:
Acquisition-related costs	255	120		850	1,650
Loss on sale of business	14,624	-		14,624	-
Restructuring charges	482	593		2,478	2,792
Purchase accounting expenses	-	-		592	-
Adjusted income from operations	$21,011	$17,622	19.2%	$55,287	$54,840	0.8%
Adjusted income from operations margin	12.2%	11.3%		11.5%	11.8%
Interest and other income (expense), net	(1,623)	(1,536)		(4,476)	(5,254)
Life insurance benefit	-	-		-	(1,302)
Provision for income taxes	(2,269)	(3,321)		(8,155)	(10,229)
Other foreign tax adjustments	-	(695)		(196)	(1,417)
Tax impact of above adjustments	(2,559)	(186)		(3,215)	(1,159)
Net income from continuing operations, as adjusted	$14,560	$11,884	22.5%	$39,245	$35,479	10.6%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$1,758	$12,052	-85.4%	$24,112	$34,915
Net income from continuing operations margin	1.0%	7.8%		5.0%	7.5%
Add back:
Provision for income taxes	2,269	3,321		8,155	10,229
Interest expense	1,317	1,774		4,403	5,820
Depreciation and amortization	8,322	8,235		24,843	24,301
EBITDA	$13,666	$25,382	-46.2%	$61,513	$75,265	-18.3%
EBITDA Margin	7.9%	16.3%		12.8%	16.2%
Adjustments:
Acquisition-related costs	255	120		850	1,650
Loss on sale of business	14,624	-		14,624	-
Restructuring charges	482	593		2,478	2,792
Life insurance benefit	-	-		-	(1,302)
Purchase accounting expenses	-	-		592	-
Adjusted EBITDA	$29,027	$26,095	11.2%	$80,057	$78,405	2.1%
Adjusted EBITDA Margin	16.9%	16.8%		16.7%	16.9%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$17,830	$12,831		$49,338	$29,490
Less: Capital expenditures	(5,467)	(5,510)		(15,612)	(15,806)
Free operating cash flow	$12,363	$7,321		$33,726	$13,684

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Adjusted earnings per share from continuing operations	2021	2020	% Change	2021	2020	% Change

Diluted earnings per share from continuing operations, as reported	$0.14	$0.97	-85.6%	$1.97	$2.81	-29.9%

Adjustments:
Acquisition-related costs	0.01	0.01		0.05	0.10
Restructuring charges	0.02	0.04		0.15	0.17
Life insurance benefit	-	-		-	(0.10)
Loss on sale of business	1.02	-		1.02	-
Other foreign tax adjustments	-	(0.06)		(0.02)	(0.11)
Purchase accounting expenses	-	-		0.04	-
Diluted earnings per share from continuing operations, as adjusted	$1.19	$0.96	24.0%	$3.21	$2.87	12.1%